Exhibit 4.1

EXECUTION VERSION

APPLE INC.

Officer’s Certificate

Pursuant to Sections 102 and 301 of the Indenture, dated as of April 29, 2013 (the “Indenture”), by and between Apple Inc., a corporation duly organized and existing under the laws of the State of California (the “Issuer”), and The Bank of New York Mellon Trust Company, N.A., a national banking association duly organized and existing under the laws of the United States, as trustee (the “Trustee”), the undersigned officer does hereby certify, in connection with the issuance of C$2,500,000,000 aggregate principal amount of 2.513% Notes due 2024 (the “Notes”), that the terms of the Notes are as follows:

Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Indenture.

1.	2024 Notes

Title:	2.513% Notes due 2024

Issuer:	Apple Inc.

Trustee and Security Registrar:	The Bank of New York Mellon Trust Company, N.A.

Paying Agent and Transfer Agent:	BNY Trust Company of Canada

Aggregate Principal Amount at Maturity:	C$2,500,000,000

Principal Payment Date:	August 19, 2024

Interest:	2.513% per annum

Date from which Interest will Accrue:	August 18, 2017

Interest Payment Dates:

Interest on the Notes will be paid semi-annually in arrears in equal installments on the 19th day of every February and August commencing on February 19, 2018. The first interest payment will be a long first coupon payable on February 19, 2018 and will be in the amount of C$31,584,623.29, such payment being the equivalent of C$12.633849316 per C$1,000 of principal amount outstanding.

Optional Redemption:

Prior to June 19, 2024, the Issuer may redeem the Notes at its option, at any time in whole or from time to time in part, on at least 15 days, but not more than 60 days, prior notice mailed or electronically delivered to the registered address of each Holder of the Notes, at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes being redeemed; or (ii) the Canada Yield Price (as defined in the Notes), plus, in each case, accrued and unpaid interest thereon to, but excluding, the date of redemption.

On or after June 19, 2024, the Issuer may redeem the Notes at its option, at any time in whole or from time to time in part, on at least 15 days, but not more than 60 days, prior notice mailed or electronically delivered to the registered address of each Holder of the Notes, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest thereon to, but excluding, the date of redemption.

Redemption for Tax Reasons:

If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the United States (or any political subdivision or taxing authority of or in the United States), or any change in, or amendments to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after August 15, 2017, the Issuer becomes, or based upon a written opinion of independent counsel selected by the Issuer, will become obligated to pay additional amounts as described under Section 8 of Exhibit A hereto with respect to the Notes, then the Issuer may at its option redeem, in whole, but not in part, the Notes on not less than 15 nor more than 60 days’ prior notice, at a redemption price equal to 100% of their principal amount, together with interest accrued but unpaid on those Notes to the date fixed for redemption.

Conversion:	None

Sinking Fund:	None

Denominations:	C$2,000 and any integral multiple of C$1,000 in excess thereof.

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Miscellaneous:

The terms of the Notes shall include such other terms as are set forth in the form of Notes attached hereto as Exhibit A and in the Indenture. In addition, the global notes for the Notes shall include the following language: “To the extent the terms of the Indenture and this Note are inconsistent, the terms of the Indenture shall govern.”

“Depositary” means CDS Clearing And Depository Services Inc. or “CDS” (as defined in the Note).

Solely with respect to the Notes, Section 305(2) of the Indenture shall be amended and restated as follows:

“Notwithstanding any other provision in this Indenture, and subject to such applicable provisions, if any, as may be specified as contemplated by Section 301, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof unless (A) the book-entry only system ceases to exist, (B) the Company determines that the Depositary is no longer willing or able to discharge properly its responsibilities as Depositary with respect to such Global Security and the Company is unable to locate a qualified successor, (C) the Company, at its option, so directs the Trustee by a Company Order to terminate the record entry system through the Depositary, (D) required by law, (E) there shall have occurred and be continuing an Event of Default with respect to such Global Security or (F) there shall exist such circumstances, if any, in addition to or in lieu of the foregoing as have been specified for this purpose as contemplated by Section 301.”

Solely with respect to the Notes, the final sentence of Section 1304(1) of the Indenture shall be amended and restated as follows:

“As used herein, “U.S. Government Obligations” means (x) any security that is (i) a direct obligation of the Government of Canada or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the Government of Canada the payment of which is fully and unconditionally guaranteed by the Government of Canada or the central bank of the Government of Canada, which, in either case (x)(i) or (ii), is not callable or redeemable at the option of the issuer thereof, and (y) certificates, depositary receipts or other instruments which evidence a direct ownership interest in obligations described in clause (x)(i) or (x)(ii) above or in any specific principal or interest payments due in respect thereof.”

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CUSIP/ISIN:	037833CY4 / CA037833CY47

Subject to the covenants described in the Indenture, as amended or supplemented from time to time, the Issuer shall be entitled, subject to authorization by the Board of Directors of the Issuer and an Officer’s Certificate, to issue additional notes from time to time under the series of notes issued hereby. Any such additional notes of a series shall have identical terms as the Notes issued on the issue date, other than with respect to the date of issuance and the issue price, the date interest begins to accrue and, in certain circumstances, the first interest payment date (together, the “Additional Notes”); provided that the Additional Notes shall have a separate CUSIP and ISIN number unless the Additional Notes are fungible with the Outstanding Notes for U.S. federal income tax purposes. Any Additional Notes will be issued in accordance with Section 301 of the Indenture.

The officer has read and understands the provisions of the Indenture and the definitions relating thereto. The statements made in this Officer’s Certificate are based upon the examination of the provisions of the Indenture and upon the relevant books and records of the Issuer. In such officer’s opinion, they have made such examination or investigation as is necessary to enable such officer to express an informed opinion as to whether or not the covenants and conditions precedent of such Indenture relating to the issuance, authentication and delivery of the Notes have been complied with. In such officer’s opinion, such covenants and conditions precedent have been complied with.

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IN WITNESS WHEREOF, the undersigned officer of the Issuer has duly executed this certificate as of August 18, 2017.

APPLE INC.

By:	/s/ Gary Wipfler
Name: Gary Wipfler
Title: Vice President and Corporate Treasurer

EXHIBIT A

FORM OF NOTE DUE 2024

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF CDS CLEARING AND DEPOSITORY SERVICES INC. (“CDS”) TO APPLE INC. (THE “ISSUER”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED HOLDER HEREOF, CDS & CO., HAS A PROPERTY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE HEREIN AND IT IS A VIOLATION OF ITS RIGHTS FOR ANOTHER PERSON TO HOLD, TRANSFER OR DEAL WITH THIS CERTIFICATE. THIS CERTIFICATE IS ISSUED PURSUANT TO A BOOK ENTRY ONLY SECURITIES SERVICES AGREEMENT BETWEEN ISSUER AND CDS, AS SUCH AGREEMENT MAY BE REPLACED OR AMENDED FROM TIME TO TIME.

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY (AS DEFINED IN THE INDENTURE) OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR, OR IN LIEU OF, THIS SECURITY WILL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THESE SECURITIES MUST NOT TRADE THE SECURITIES BEFORE THE DATE THAT IS THE LATER OF 4 MONTHS AND A DAY AFTER (I) AUGUST 19, 2017 AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY OF CANADA.

APPLE INC.

[●]% Note due 2024

No. 1	CUSIP No.: 037833CY4
ISIN No.: CA037833CY47

C$[●]

APPLE INC., a California corporation (the “Issuer”), for value received promises to pay to CDS & CO., or registered assigns the principal sum listed on the Schedule of Exchanges of Notes on August 19, 2024.

Interest Payment Dates: February 19 and August 19, beginning on February 19, 2018, and on the principal payment date (each, an “Interest Payment Date”).

Interest Record Dates: Each February 5 and August 5 preceding the relevant Interest Payment Date (each, an “Interest Record Date”).

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

All references to “CAD” and “C$” in this Note are to the lawful currency of Canada.

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officer.

APPLE INC.

By:
Name: Gary Wipfler
Title: Vice President and Corporate Treasurer

This is one of the Securities of the series designated therein and referred to in the within-mentioned Indenture.

Dated: August 18, 2017

The Bank of New York Mellon Trust Company, N.A., as Trustee

By:
Authorized Signatory

(REVERSE OF NOTE)

APPLE INC.

[●]% Note due 2024

1.	Interest

Apple Inc. (the “Issuer”) promises to pay interest on the principal amount of this Note at the rate per annum described above. Cash interest on the Notes will accrue from the most recent Interest Payment Date to which interest has been paid or, if no interest has been paid, from August 18, 2017. Interest on this Note will be paid to, but excluding, the relevant Interest Payment Date. The Issuer will pay interest semi-annually in arrears on each Interest Payment Date, commencing February 19, 2018, to Holders at the close of business on the immediately preceding Interest Record Date; provided, that if an Interest Payment Date for this Note falls on a day that is not a Business Day (as defined below), the Interest Payment Date shall be postponed to the next Business Day. For a full semi-annual interest period, interest on the Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. For an interest period that is not a full semi-annual interest period, interest on a Note will be computed on the basis of a 365-day year and the actual number of days in such interest period.

The Issuer shall pay interest on overdue principal from time to time on demand at the rate borne by the Notes and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

For the purposes of disclosure under the Interest Act (Canada), the yearly rate of interest to which interest is calculated hereunder for any period in any calendar year (the “Calculation Period”) is equivalent to the rate payable hereunder in respect of the Calculation Period multiplied by a fraction the numerator of which is the actual number of days in such calendar year and the denominator of which is the actual number of days in the Calculation Period. The foregoing sentence is for the purposes of disclosure under the Interest Act (Canada) only and not for any other purpose and shall not otherwise affect the terms of this Note.

2.	Paying Agent, Transfer Agent and Security Registrar.

BNY Trust Company of Canada (the “Paying Agent”) will initially act as paying agent and transfer agent for the Notes. The Bank of New York Mellon Trust Company, N.A. (the “Trustee”) will initially act as security registrar for the Notes.

3.	Indenture; Defined Terms.

This Note is one of the 2.513% Notes due 2024 (the “Notes”) issued under an indenture, dated as of April 29, 2013 (the “Base Indenture”), by and between the Issuer and the Trustee, as supplemented by an Officer’s Certificate, dated August 18, 2017, issued pursuant to Section 301 of the Indenture (together with the Base Indenture, the “Indenture”). This Note is a “Security” and the Notes are “Securities” under the Indenture.

“Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation or executive order to close in Toronto, Ontario, Canada or New York, New York, United States of America.

For purposes of this Note, unless otherwise defined herein, capitalized terms herein are used as defined in the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act as in effect on the date on which the Indenture was qualified under the Trust Indenture Act. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the Trust Indenture Act for a statement of them.

4.	Payment on the Notes

All payments of principal of, the redemption price (if any), and interest and additional amounts (as provided in Section 8 hereof, if any), on the Notes, will be payable in CAD, provided, that if on or after August 15, 2017, CAD is unavailable to the Issuer due to the imposition of exchange controls or other circumstances beyond the Issuer’s control, then all payments in respect of the Notes will be made in U.S. dollars until CAD is again available to the Issuer. The amount payable on any date in CAD will be converted into U.S. dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second Business Day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the most recent U.S. dollar/CAD exchange rate published in The Wall Street Journal on or prior to the second Business Day prior to the relevant payment date. Any payment in respect of the Notes so made in U.S. dollars will not constitute an Event of Default under the Notes or the Indenture. Neither the Trustee nor the Paying Agent shall have any responsibility for any calculation or conversion in connection with the foregoing.

5.	Denominations; Transfer; Exchange.

The Notes are in registered form, without coupons, in denominations of C$2,000 and any integral multiple of C$1,000 in excess thereof. A Holder shall register the transfer or exchange of Notes in accordance with the Indenture. The Issuer may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Issuer need not issue, authenticate, register the transfer of or exchange any Notes or portions thereof for a period of fifteen (15) days before the mailing of a notice of redemption, nor need the Issuer register the transfer or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

6.	Amendment; Supplement; Waiver.

Subject to certain exceptions, the Notes and the provisions of the Indenture relating to the Notes may be amended or supplemented and any existing default or Event of Default or compliance with certain provisions may be waived with the written consent of the Holders of at least a majority in aggregate principal amount of each series of Outstanding Securities (including the Notes) under the Indenture that is affected by such amendment, supplement or waiver (voting as a single class). Without notice to or consent of any Holder of the Notes, the parties thereto may amend or supplement the Indenture and the Notes to, among other things, cure any ambiguity, defect or inconsistency or comply with any requirements of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act, or make any other change that does not adversely affect the interests of the Holders of the Notes in any material respect.

7.	Optional Redemption.

Prior to the Par Call Date (as defined below), the Issuer may redeem the Notes at the Issuer’s option, at any time in whole or from time to time in part, at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes being redeemed; or (2) the Canada Yield Price (as defined below).

On or after the Par Call Date, the Issuer may redeem the Notes at the Issuer’s option, at any time in whole or from time to time in part, at a redemption price equal to 100% of the principal amount of the Notes being redeemed.

In each case, the Issuer will also pay the accrued and unpaid interest on the principal amount being redeemed to, but excluding, the date of redemption.

Installments of interest on Notes being redeemed that are due and payable on Interest Payment Dates falling on or prior to a redemption date shall be payable on the Interest Payment Date to the Holders as of the close of business on the relevant Interest Record Date according to the Notes and the Indenture.

“Canada Yield Price” means, in respect of any Notes being redeemed, the price, in respect of the principal amount of the Notes, calculated as of the third business day prior to the redemption date of such Notes, equal to the sum of the present values of the remaining scheduled payments of interest (not including any portion of the payments of interest accrued as of the date of redemption) and principal on the Notes to be redeemed from the redemption date to the Par Call Date using as a discount rate the sum of the Government of Canada Yield on such business day plus                  basis points.

“Government of Canada Yield” means, on any date, the bid-side yield to maturity on such date as determined by the arithmetic average (rounded to three decimal places) of the yields quoted at 10:00 a.m. (Toronto time) by any two investment dealers in Canada selected by the Issuer, assuming semi-annual compounding and calculated in accordance with generally accepted financial practice, which a non-callable Government of Canada bond would carry if issued in Canadian dollars in Canada at 100% of its principal amount on such date with a term to maturity that most closely approximates the remaining term to the Par Call Date.

“Par Call Date” means June 19, 2024 (two months prior to the maturity date).

The provisions of Article XI of the Indenture shall apply to any redemption of the Notes.

Notice of any redemption will be mailed or electronically delivered at least 15 days but not more than 60 days before the redemption date to each Holder of the Notes to be redeemed at its registered address. The notice of redemption for the Notes will state, among other things, the amount of the Notes to be redeemed, the redemption date, the manner in which the redemption price will be calculated and the place or places that payment will be made upon presentation and surrender of Notes to be redeemed. Unless the Issuer defaults in the payment of the redemption price, on or after the redemption date, interest will cease to accrue on the Notes that have been called for redemption at the redemption date. If less than all of the Notes are to be redeemed, the Notes to be redeemed will be selected according to Depositary procedures, in the case of Notes represented by a Global Note, or by lot, in the case of Notes that are not represented by a Global Note.

8.	Payment of Additional Amounts

All payments of principal and interest in respect of the Notes will be made free and clear of, and without withholding or deduction for or on account of, any present or future taxes, duties, assessments or other governmental charges of whatsoever nature imposed by the United States or any political subdivision or taxing authority of or in the United States, unless such withholding or deduction is required by law.

In the event any withholding or deduction on payments in respect of the Notes for or on account of any present or future tax, assessment or other governmental charge is required to be deducted or withheld by the United States or any political subdivision or taxing authority thereof or therein, the Issuer will pay such additional amounts on the Notes as will result in receipt by each beneficial owner of a Note that is not a U.S. Person (as defined below) of such amounts (after all such withholding or deduction, including on any additional amounts) as would have been received by such beneficial owner had no such withholding or deduction been required. The Issuer will not be required, however, to make any payment of additional amounts for or on account of:

a.

any tax, assessment or other governmental charge that would not have been imposed but for (1) the existence of any present or former connection (other than a connection arising solely from the ownership of those Notes or the receipt of payments or enforcement of rights in respect of those Notes) between the Holder (or the beneficial owner for whose benefit such Holder holds such Notes), or between a fiduciary, settlor, beneficiary of, member or shareholder of, or possessor of a power over, that Holder or beneficial owner (if that Holder or beneficial owner is an estate, trust, partnership or corporation), and the United States, including that Holder or beneficial owner, or that fiduciary, settlor, beneficiary, member, shareholder or possessor, being or having been a citizen or resident or treated as a resident of the United States or being or having been engaged in trade or business or present in the United States or having had a permanent establishment in the United States or (2) the presentation of a Note for payment on a date more than 30 days after the later of the date on which that payment becomes due and payable and the date on which payment is duly provided for;

b.	any estate, inheritance, gift, sales, transfer, capital gains, excise, personal property, wealth or similar tax, assessment or other governmental charge;

c.

any tax, assessment or other governmental charge imposed on foreign personal holding company income or by reason of the beneficial owner’s past or present status as a passive foreign investment company, a controlled foreign corporation, a foreign tax exempt organization or a personal holding company with respect to the United States or as a corporation that accumulates earnings to avoid U.S. federal income tax;

d.	any tax, assessment or other governmental charge which is payable otherwise than by withholding or deducting from payment of principal or premium, if any, or interest on such Notes;

e.

any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal or premium, if any, or interest on any Note if that payment can be made without withholding by any other paying agent;

f.

any tax, assessment or other governmental charge which would not have been imposed but for the failure of a beneficial owner or any Holder of Notes to comply with the Issuer’s request or a request of the Issuer’s agent to satisfy certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of the beneficial owner or any Holder of the Notes that such beneficial owner or Holder is legally able to comply with (including, but not limited to, the requirement to provide Internal Revenue Service Forms W-8BEN, W-8BEN-E, W-8ECI, or any subsequent versions thereof or successor thereto, and including, without limitation, any documentation requirement under an applicable income tax treaty);

g.

any tax, assessment or other governmental charge imposed on interest received by (1) a 10% shareholder (as defined in Section 871(h)(3)(B) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and the regulations that may be promulgated thereunder) of the Issuer or (2) a controlled foreign corporation that is related to the Issuer within the meaning of Section 864(d)(4) of the Code, or (3) a bank receiving interest described in Section 881(c)(3)(A) of the Code, to the extent such tax, assessment or other governmental charge would not have been imposed but for the beneficial owner’s status as described in clauses (1) through (3) of this paragraph (g);

h.

any tax, assessment or other governmental charge required to be withheld or deducted under Sections 1471 through 1474 of the Code (or any amended or successor version of such Sections) (“FATCA”), any regulations or other guidance thereunder, or any agreement (including any intergovernmental agreement) entered into in connection therewith; or any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA or an intergovernmental agreement in respect of FATCA; or

i.	any combination of items (a), (b), (c), (d), (e), (f), (g) and (h);

nor will the Issuer pay any additional amounts to any beneficial owner or Holder of Notes who is a fiduciary or partnership to the extent that a beneficiary or settlor with respect to that fiduciary or a member of that partnership or a beneficial owner thereof would not have been entitled to the payment of those additional amounts had that beneficiary, settlor, member or beneficial owner been the beneficial owner of those Notes.

As used in this Section 8, “U.S. Person” means any individual who is a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable U.S. Treasury regulations), or any estate or trust the income of which is subject to United States federal income taxation regardless of its source.

Any reference in the Indenture or the Notes to any amounts payable in respect of the Notes shall be deemed also to refer to any additional amounts which may be payable under this Section 8.

9.	Redemption for Tax Reasons

If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the United States (or any political subdivision or taxing authority of or in the United States), or any change in, or amendments to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after August 15, 2017, the Issuer becomes, or based upon a written opinion of independent counsel selected by the Issuer, will become obligated to pay additional amounts as described under Section 8 hereof with respect to the Notes, then the Issuer may at its option redeem, in whole, but not in part, the Notes on not less than 15 nor more than 60 days’ prior notice, at a redemption price equal to 100% of their principal amount, together with interest accrued but unpaid on the Notes to the date fixed for redemption.

10.	Defaults and Remedies.

If an Event of Default (other than certain bankruptcy Events of Default with respect to the Issuer) under the Indenture occurs with respect to the Notes and is continuing, then the Trustee may and, at the direction of the Holders of at least 25% in principal amount of the Outstanding Notes, shall by written notice, require the Issuer to repay immediately the entire principal amount of the Outstanding Notes, together with all accrued and unpaid interest and premium, if any. If a bankruptcy Event of Default with respect to the Issuer occurs and is continuing, then the entire principal amount of the Outstanding Notes together with all accrued and unpaid interest and premium, if any, will automatically become due immediately and payable without any declaration or other act on the part of the Trustee or any Holder of the Notes. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity as it reasonably requires. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then Outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of certain continuing defaults or Events of Default if it determines that withholding notice is not opposed to their interest.

11.	Authentication.

This Note shall not be valid until the Trustee manually signs the certificate of authentication on this Note.

12.	Abbreviations and Defined Terms.

Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

13.	CUSIP / ISIN Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP/ISIN numbers to be printed on the Notes as a convenience to the Holders of Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

14.	Governing Law.

The Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                                                       agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Note.

Signature

Signature Guarantee:

Signature must be guaranteed	Signature

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the United States Securities Exchange Act of 1934, as amended.

SCHEDULE OF EXCHANGES OF NOTES

The initial principal amount of this Global Note is C$[●].

The following exchanges of a part of this Global Note for physical Notes or a part of another Global Note have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee